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                                                                    EXHIBIT 8.01



                          [SIDLEY & AUSTIN LETTERHEAD]


                                          November 8, 2000

Campbell & Company, Inc.
Managing Owner of
 Campbell Alternative Asset Trust
210 West Pennsylvania Avenue
Towson, Maryland 21204

  Re: Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-1 on or about May 22, 2000 (the "Registration Statement"), and Pre-Effective Amendment No. 1 thereto filed with the Commission on or about November 8, 2000 (the "Amendment") relating to Units of Beneficial Interest of Campbell Alternative Asset Trust, formerly Campbell Asset Allocation Trust (the "Trust"), a business trust organized under the Delaware Business Trust Act.

     We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion expressed under the caption "Federal Income Tax Aspects" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement and the Amendment that the Trust will be taxed as a partnership for federal income tax purposes.

     We also advise you that in our opinion the description set forth under the caption "Federal Income Tax Aspects" in the Prospectus correctly describes (subject to the uncertainties referred to therein) the material aspects of the federal income tax treatment to an individual taxpayer, as of the date hereof, of an investment in the Trust.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the Amendment and all references to our firm included in or made a part of the Registration Statement and the Amendment. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          SIDLEY & AUSTIN